EideBailly

CPAs & BUSINESS ADVISORS

June 17, 2011

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

Ladies and Gentlemen:

We have been furnished with a copy of the disclosures included in Item 4.02 of the Form 8-K to be filed by Life Partners Holdings, Inc., dated June 17, 2011, and are in agreement with the statements made in those disclosures insofar as they relate to our Firm.

Eide Bailly LLP

Eide Bailly LLP

www.eidebailly.com

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